UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 9, 2010

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11634 (Commission File Number)	95-3797439 (I.R.S. Employer Identification No.)

1911 Walker Ave, Monrovia, California (Address of principal executive offices)		91016 (Zip Code)

Registrant’s telephone number, including area code:    626-303-7902

                                       Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

STAAR Surgical Company’s President and Chief Executive Officer, Barry Caldwell, will make a presentation at the Jefferies &. Co. 2010 Global Life Sciences Conference on Wednesday, June 9, 2010 at 2:00 p.m. Eastern Daylight Time in New York, New York.  A copy of the slides to be used in Mr. Caldwell’s presentation is furnished as Exhibit 99.1 to this Report, and is incorporated herein by this reference.

STAAR will offer a live audio webcast of its presentation on the Company's website, http://www.staar.com, under “Investor Information.” An archived replay of the presentation will be available for 30 days, also at http://www.staar.com.

The slide presentation includes pro forma or non-GAAP financial information. The Company incorporates by reference its previous filings with the Securities and Exchange Commission that provide related reconciliation information.

The preliminary results of research on the accommodating properties of the Collamer® lens material, and any other information about the performance of STAAR’s products, are provided in the slide presentation for the information of investors. They do not constitute claims of therapeutic benefit or indications for use.

Safe Harbor

All statements in this Report (including the exhibits furnished with this Report) that are not statements of historical fact are forward-looking statements, including statements about any of the following: STAAR’s possible achievement of profitability, projections of earnings; revenue; sales; cash or any other financial items; the plans, strategies, and objectives of management for future operations or prospects for achieving such plans; prospects for any product approval, including approval of the Visian Toric ICL in the U.S.; the outcome of plans to develop accommodating lenses or other products; statements of belief; and any statements of assumptions underlying any of the foregoing.

These statements are based on expectations and assumptions as of the date of this Report and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: our history of losses, the negative effect of the global recession on sales of products, especially products such as the ICL used in non-reimbursed elective procedures; the challenge of managing our foreign subsidiaries; the risk that sales of our newly introduced products may not restore profitability to our U.S. IOL product line; the risk that clinical research into the accommodating power of the nanoFLEX lens may not confirm early results and we may be unable to add a new claim to our labeling, the discretion of the FDA and other regulators in approving new products and the risk that they will not approve our new products, the willingness of surgeons and patients to adopt a new product and procedure; and the potential effect of recent negative publicity about LASIK on the demand for refractive surgery in general in the U.S. STAAR assumes no obligation to update its forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

STAAR's current data on the accommodating properties of the Collamer material and comparisons with the performance of other products included in the slide presentation derive from the reports of individual independent clinicians and have not been subjected to large scale clinical studies. STAAR's current nanoFLEX IOL does not currently have an FDA labeling claim for accommodation. STAAR cannot assure that its further research will support a claim that either its current Collamer lenses or future designs restore the eye's ability to accommodate. If clinical research does not support these claims, or supports only a narrow range of accommodation, STAAR's Collamer accommodation project may not result in increased sales. New lens designs may require clinical research studies and applying for the FDA's premarket approval, which are expensive and could result in delay or denial of approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 9, 2010	STAAR Surgical Company

	By:	/s/ Barry Caldwell
Barry Caldwell
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Slide Presentation dated June 9, 2010.